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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Abington Bancorp, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 13, 1999 included in this Form 10-K, into Abington Bancorp, Inc.'s previously filed Registration Statement on Form S-3, File No. 333-20915, Registration Statement on Form S-8, File No. 333-20961, Registration Statement on Form S-8, File No. 333-34987 and Registration Statement on Form S-8, File No. 333-66227. It should be noted that we have not audited any financial statements of Abington Bancorp, Inc. subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.


                                                  ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 24,1999



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